JDSU Option Exchange Program Opens: October 06, 2010 at 8:00 am Pacific Time Closes: November 05, 2010 at 11:59 pm Pacific Time (unless extended) Exhibit (a)(1)(H)

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 2
JDSU Option Exchange Program
TABLE OF CONTENTS
What is the option exchange program?
Who can participate?
Which options are eligible to participate?
What will you receive in exchange for your underwater options?
How do you participate?
When will the exchange occur?
Where can you learn more?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 3
JDSU Option Exchange Program
The Offer – the Company is offering a voluntary one-time opportunity to exchange underwater stock option grants with an exercise price of $15.00 or above for a new replacement equity award from JDSU
The new replacement equity award (RSUs or options, depending on your country of residence) will have approximately the same value as the options you surrender. If your surrendered options yield less than 100 new RSUs or options, you will receive a cash payment instead of a replacement equity award
What is the Option Exchange Program?
Why is this offer being made?
Like many companies, our stock price has experienced significant volatility in recent years
As a result, many employees hold options with exercise prices significantly higher than the current market price of our Common Stock
The JDSU Option Exchange Program (the “Exchange Program”) is designed to restore the retention and incentive value of this equity compensation

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 4
JDSU Option Exchange Program
The following people are Eligible Employees:
– Active employees of JDSU
– Who hold at least one Eligible Option at the beginning of the Exchange
– And are not a member of our Board of Directors or one of the named executive officers of the Company
Participation is voluntary
You must be an active employee on the date that the replacement equity award is granted
– If you are no longer an active employee on that date, you will not receive the replacement equity award
– Similarly, if you were set to receive a cash payment instead of a replacement equity award, you need to be an active employee on the date that the cash payment would be made in order to receive it
Who can participate?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 5
JDSU Option Exchange Program
All of the following criteria must be met for an option to be an Eligible
Option:
Vested and unvested options with an exercise price equal to $15.00 or greater
Options granted on or before October 07, 2009
Options that do not expire before November 30, 2010
Options granted from the following JDSU equity plans (the “Plans”):
– 2003 Equity Incentive Plan (the “2003 Plan”)
– 2005 Acquisition Equity Inventive Plan
– 1993 Flexible Stock Incentive Plan
– 1995 SDL Stock Option Plan
Which options are eligible for this Exchange?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 6
JDSU Option Exchange Program
Participating employees in all countries except Canada will receive newly issued Restricted Stock Units (RSUs)
Canada employees will instead receive newly issued stock options in order to avoid adverse tax implications
Fractional RSUs or replacement options will not be granted
Fractional shares will be rounded down to the nearest whole number
Participating employees who would receive a total number of less than
100 newly awarded RSUs or stock options will instead receive a cash payment
What will you receive if you participate in the Exchange?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 7
JDSU Option Exchange Program
Your new equity awards will have the following vesting terms:
All new RSUs or replacement options from this Exchange will fully vest on the first anniversary of the grant date (except for participants in France)
This applies whether or not your Eligible Options are fully vested at the time you elect to participate in the Exchange
RSUs awarded to participants in France will fully vest on the 2 nd
anniversary of the date of
grant (subject to the standard 2 year holding periods after vesting for French grants)
Term of Replacement Options (Canada Only)
Replacement options granted as part of the Exchange will have a strike price equal to closing price of JDSU’s common stock on the grant date and will have a new term of 5 years
Cash Payment
If the exchange results in a cash payment, the payment is not subject to any vesting schedule and will be made as soon as practicable after the cancellation of your surrendered options
What are the terms and conditions of the Exchange?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 8
JDSU Option Exchange Program
You have the following options:
1. Complete the exchange process online via the JDSU Option
Exchange Program web site: https://JDSU.equitybenefits.com
OR
2. Email JDSUquestions@sos-team.com to request the paper election form and return the completed election form via facsimile to the following number: 1-(408) 516-5226
OR
3.    Call 1-(408) 754-4650 to request the paper election form and return the completed election form via facsimile to the following number:
1-(408) 516-5226
How do I participate in the Exchange?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 9
JDSU Option Exchange Program
Opens:
Wednesday October 6, 2010 – 8:00 a.m. Pacific Time
Closes:
Friday November 5, 2010 – 11:59 p.m. Pacific Time
NOTE: You may make or change your election on a grant-by-
grant basis at any point during this period.  All valid
elections made as of Friday November 5, 2010 at 11:59
will be final.
Failure to timely submit the required election form will mean that you will not be able to participate in the Exchange Program.
When will the Exchange occur?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 10
JDSU Option Exchange Program
Please visit the Exchange web site at https://JDSU.equitybenefits.com
If you need further assistance, please contact us using one of the following resources:
E-mail: JDSUquestions@sos-team.com
Phone: 1-(408) 754-4650
You are encouraged to consult with your own outside tax, financial and legal advisors before you make any decisions regarding participating in the Exchange
Offer. No one from JDSU or any other entity associated with JDSU is, or will be, authorized to provide you with advice or recommendations in this regard.
Where can I learn more about the Exchange?

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 11
JDSU Option Exchange Program
The exchange ratios below show how many options you would
have to surrender to get 1 RSU or replacement option:
40 to 1 $38.01
–
$1055.00
25 to 1 $23.60
–
$38.00
15 to 1
$22.00 –
$23.59
6 to 1
$16.00 –
$21.99
3.75 to 1
$15.00 –
$15.99
Exchange Ratio (Options to RSUs) Exercise Price Range
Option for RSU Exchange (all employees except those in Canada)
15 to 1
$23.00 –
$1055.00
6 to 1
$22.00 –
$22.99
2 to 1
$15.00 –
$21.99
Exchange Ratio (Options to Options) Exercise Price Range
Option for Option Exchange (Canada employees only)

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 12
JDSU Option Exchange Program
Examples
To illustrate how the exchange ratios work, assume that you have three existing option grants each for 1,000 shares with corresponding exercise prices of:  $11.15, $15.95 and $22.36.
If you elect to participate in the Exchange:
1. You will only be able to elect to exchange either or both of the two existing option grants with exercise prices of $15.95 and
$22.36 for RSUs or replacement options, as applicable.
2. You will not be able to exchange your existing option with the exercise price of $11.15 for RSUs or replacement options
because the exercise price is below $15.00.

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 13
JDSU Option Exchange Program
Examples (cont.)
Let’s see what this example would look like if you work in Milpitas,
California
Under these facts, the table below shows the number of RSUs that you would receive were you to participate in the Offer:
Exercise Price Cancelled Shares Subject to        Exchange Ratio Shares Subject to
of Existing Existing Option Surrendered Replacement RSU
Option
$15.95 1,000 3.75 266
$22.36 1,000 15.00 66

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 14
JDSU Option Exchange Program
Examples (cont.)
Now let’s look at an example for an employee working in Ottawa,
Canada with options that have exercise prices of $22.36 and $29.72.
Please recall that in order to avoid adverse tax implications for employees in Canada, Canada employees will receive newly issued stock options instead of RSUs.
Under these facts, the table below shows the number of replacement options that you would receive were you to participate in the Offer:
Exercise Price Cancelled Shares Subject to             Exchange Ratio Shares Subject to
of Existing Existing Option Surrendered Replacement Option
Option
$22.36 1,000 6.00 166
$29.72 1,000 15.00 66

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 15
JDSU Option Exchange Program
Examples (cont.)
Now let’s see what this example would look like if you have a smaller number of Eligible Options. Please recall that in cases where the total number of newly awarded RSUs or stock options would be less than
100 shares, a cash payment will be made.
Under these facts, the table below shows the number of replacement options that you would receive were you to participate in the Exchange
Program:
Exercise Price Cancelled Shares Subject to        Exchange Ratio Shares Subject to
of Existing Existing Option Surrendered Replacement RSU
Option
$15.95 100 3.75 26
$22.36 100 15.00 6
Since the total number of RSUs to be issued is only 32 in this example, you would receive a cash payment instead of the RSUs (subject to your standard tax withholdings and without interest).

© 2010 JDSU. All rights reserved.    JDSU CONFIDENTIAL & PROPRIETARY INFORMATION 16
JDSU Option Exchange Program
In conclusion, here is how you participate in the Exchange
Program or ask any questions that you might have:
To complete the exchange process online via the JDSU Option Exchange
Program web site, please visit: https://JDSU.equitybenefits.com
OR
Email JDSUquestions@sos-team.com to request the paper election form and return the completed election form via facsimile to the following number: 1-(408) 516-5226
OR
Call 1-(408) 754-4650 to request the paper election form and return the completed election form via facsimile to the following number: 1-(408)
516-5226
If you have any questions about the Exchange, please email
JDSUquestions@sos-team.com or call 1-(408) 754-4650